BLVD HOLDINGS, INC. 8-K/A

Exhibit 99.3

BLVD HOLDINGS, INC.

PRO FORMA FINANCIAL INFORMATION

Condensed Combined Pro Forma Unaudited Balance Sheet as of December 31, 2013	2

Condensed Combined Pro Forma Unaudited Statement of Operations for the Year Ended
December 31, 2013	3

Notes to Condensed Combined Pro Forma Unaudited Financial Statements	4-5

On April 3, 2014, BLVD Holdings, Inc. (“BLVD” or the “Company”) acquired Goudas Food Products and Investments Limited (“Goudas Foods”), a distributor and producer in the Canadian retail ethnic food industry (the “Acquisition”).

The condensed combined pro forma unaudited balance sheet gives effect to the Acquisition as if it had taken place on December 31, 2013 and combines Goudas Foods’ unaudited condensed balance sheet as of January 31, 2014 with BLVD’s audited condensed balance sheet as of December 31, 2013. The condensed combined pro forma unaudited statements of operations are presented as if the Acquisition had been completed on January 1, 2013 combining Goudas Foods’ audited statement of income and deficit earnings for the year ended October 31, 2013 and BLVD’s audited condensed statement of operations for the year ended December 31, 2013.

The condensed combined pro forma unaudited statement of operations is presented for illustrative purposes only and, therefore, is not necessarily indicative of the operating results that might have been achieved had the Acquisition occurred as of an earlier date, nor is it necessarily indicative of the operating results that may be achieved in the future. You should not rely on the condensed combined pro forma unaudited financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined companies will experience after the Acquisition.

The condensed combined pro forma unaudited statement of operations and including notes hereto, should be read in conjunction with BLVD’s historical financial information including the audited financial statements for the year ended December 31, 2013 included in our Annual Report on Form 10-K and filed with the U.S Securities and Exchange Commission, as well as Goudas Foods’ audited financial statements for the years ended October 31, 2013 and 2012, included in Exhibit 99.1 to this Form 8-K/A.

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BLVD HOLDINGS, INC.

Condensed Combined Pro Forma Unaudited Balance Sheet

	Goudas Foods	Goudas Foods	BLVD Holdings	Pro Forma		Pro Forma
	1/31/2014	1/31/2014	12/31/2013	Adjustments	Notes	Combined
	Cnd$	US$	US$	US$		US$
ASSETS
Current Assets:
Cash and cash equivalents	—	—	$84			$84
Accounts Receivable	$6,592,832	$5,897,288	—			5,897,288
Inventories	5,369,440	4,802,964	—			4,802,964
Prepaid expenses and other current assets	1,175,745	1,051,704	—			1,051,704
Total Current Assets	13,138,017	11,751,956	84			11,752,040
Property and equipment, net	1,112,560	995,185	9,087			1,004,272
Goodwill and intangible assets, net	—	—		$4,423,136	$(1)	4,423,136
Other non current assets	407,547	364,551	9,500			374,051
	$14,658,124	$13,111,692	$18,671			$17,553,499
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Cash disbursed in excess of available balance	$121,145	$108,364	—			$108,364
Bank Indebtedness	7,259,915	6,493,994	—			6,493,994
Accounts Payable	4,188,821	3,746,900	—			3,746,900
Total Current Liabilities	11,569,881	10,349,259	—			10,349,259
Non current liabilities	3,750,178	3,354,534	—	(1,672,000)	(1)	1,682,534
Stockholders' (deficit) equity:
Preferred stock	—	—		1,672,000	(1)	1,672,000
Common stock	2	2	6,980	400	(1)	7,382

Additional paid-in capital	—	—	150,984	4,422,736	(1)	3,981,617
				(592,103)	(2)
Accumulated deficit	(661,937)	(592,103)	(139,293)	$592,103	$(2)	(139,293)
Total Stockholders' Equity (deficit)	(661,935)	(592,101)	18,671			5,521,706
	$14,658,124	$13,111,692	$18,671			$17,553,499

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BLVD HOLDINGS, INC.

Condensed Combined Pro Forma Unaudited Statement of Operations

	Goudas Foods	Goudas Foods	BLVD Holdings	Pro Forma	Pro Forma	Pro Forma
	10/31/2013	10/31/2013	12/31/2013	Adjustments	Notes	Combined
	Cnd$	US$	US$	US$		US$

Net Revenue	$30,052,214	$29,481,222	$21,500			$29,502,722
Cost of goods sold	24,572,964	24,106,078	—			24,106,078
Gross profit	5,479,250	5,375,144	21,500			5,396,644

Operating Expenses	5,663,009	5,555,412	121,670			5,677,082

Income (Loss) from operations	(183,759)	(180,268)	(100,170)			(280,438)

Other income (expense), net	(68,369)	(67,070)	1,039			(66,031)

Income (loss) before provision for income taxes	(252,128)	(247,338)	(99,131)			(346,469)
Provision for income taxes	—	—	—			—
Net loss	(252,128)	(247,338)	(99,131)			(346,469)

Preferred dividend	—	—	—	$100,320	$(1)	100,320

Net income (loss) available to common stockholders	$(252,128)	$(247,338)	$(99,131)	$(100,320)	$(1)	(446,789)

Net loss per share						(0.05)
Weighted average number of common shares						7,090,521

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BLVD HOLDINGS, INC.

NOTES TO CONDENSED COMBINED PRO FORMA UNAUDITED FINANCIAL
STATEMENTS

Condensed Combined Pro Forma Unaudited Financial Information.

The condensed combined pro forma unaudited financial statements have been prepared in order to present the combined financial position and results of operations of BLVD and Goudas Foods as if the Acquisition had occurred as of December 31, 2013 for the condensed combined pro forma unaudited balance sheet and to give effect to the Acquisition by BLVD, as if the transaction had taken place at January 1, 2013 for the condensed combined pro forma unaudited statement of operations for the year ended December 31, 2013.

The following pro forma adjustments are incorporated into the condensed combined pro forma unaudited balance sheet as of December 31, 2013 and the condensed combined pro forma unaudited statement of operations for the year ended December 31, 2013, respectively.

(1)	To record:
•	the issuance of 400,000 shares of BLVD’s newly issued shares of common stock at $10 per share and 167,200 shares of BLVD’s newly issued Series A 6% 2014 Convertible Redeemable Preferred shares at $10 per share, in exchange for all of Goudas Foods’ outstanding shares owned by the Goudas Foods’ shareholders and $1,672,000 of previously incurred debt owed to Goudas Foods’ shareholders;
•	allocation of the purchase price; and
•	payment of Series A 6% 2014 Convertible Redeemable Preferred dividend.

The Acquisition has been accounted for under the purchase method of accounting. Under the purchase method of accounting, the total price is allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. The fair value measurements utilize estimates based on key assumptions of the Acquisition, and historical and current market data. The excess of the purchase price over the total of estimated fair values assigned to tangible and identifiable intangible assets acquired and liabilities assumed is recognized as goodwill. In order to ultimately determine the fair values of tangible and intangible assets acquired and liabilities assumed for Goudas Foods, we may engage a third party independent valuation specialist, however as of the date of this Current Report on Form 8-K/A which these condensed combined pro forma unaudited financial statements are included as Exhibit 99.3, the valuation has not been undertaken. The Company has estimated the preliminary purchase price allocations based on historical inputs and data as of April 3, 2014. The preliminary allocation of the purchase price is based on the best information available and is pending, amongst other things: (i) the finalization of the valuation of the fair values and useful lives of property and equipment acquired; (ii) finalization of the valuations and useful lives for intangible assets; (iii) finalization of the valuation of accounts payable and accrued expenses; and (iv) finalization of the fair value of non-cash consideration.

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During the measurement period (which is the period required to obtain all necessary information that existed at the Acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of those assets or liabilities as of that date. The Company expects the purchase price allocations for the Acquisition of Goudas Foods to be completed by the end of the fourth quarter of 2014. BLVD estimated the fair value of the BLVD shares issued on a preliminary basis based on quoted market value on the closing date, net of an approximately 10% discount to recognize the legal restrictions imposed by the United States federal securities laws.

Trade names are amortized on a straight-line basis over their estimated lives of one year. Customer relationships are amortized based on the future expected revenues, with weighted average amortization periods. Non-compete agreements and employment agreements are amortized over their contractual lives.

The following table summarizes the preliminary fair values of the Goudas Foods’ assets acquired and liabilities assumed as of the Acquisition date:

Current assets	$11,751,956
Property and equipment	995,185
Other assets	364,551
Total assets acquired	13,111,692
Less: liabilities assumed	11,862,826
Net assets acquired	1,248,866
Consideration paid (common and preferred stock)	5,672,000
Excess- identifiable intangible assets and goodwill	$4,423,136

These pro forma adjustments do not reflect the amortization of intangible assets acquired, if any, in the Acquisition.

(2) To eliminate Goudas Foods’ accumulated deficit and capital structure.

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